Exhibit (h) 3.4

LifePoints Target Distribution Funds A Shares

Direct Expense Cap

04/30/09 to 04/29/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

Re:	2017 Retirement Distribution Fund – A Shares, 2017 Accelerated Distribution Fund – A Shares,
2027 Extended Distribution Fund – A Shares (the “Funds”)

Dear Mr. Swanson:

For each of the above named Funds individually, Russell Investment Management Company (“RIMCo”) agrees, until April 29, 2010, to waive up to the full amount of its 0.20% advisory fee for the Fund and then to reimburse the Fund for other expenses to the extent that direct expenses exceed 0.52% of the average daily net assets of the Fund on an annual basis.

Direct expenses do not include the expenses of other investment companies in which the Funds invests which are borne indirectly by the Funds or extraordinary expenses.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer

Exhibit (h) 3.4

LifePoints Target Distribution Funds S Shares

Direct Expense Cap

04/30/09 to 04/29/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

909 A Street

Tacoma, WA 98402

Re:	2017 Retirement Distribution Fund – S Shares, 2017 Accelerated Distribution Fund – S Shares,
2027 Extended Distribution Fund – S Shares (the “Funds”)

Dear Mr. Swanson:

For each of the above named Funds individually, Russell Investment Management Company (“RIMCo”) agrees, until April 29, 2010 to waive up to the full amount of its 0.20% advisory fee for the Fund and then to reimburse the Fund for other expenses to the extent that direct expenses exceed 0.27% of the average daily net assets of the Fund on an annual basis.

Direct expenses do not include do not include the expenses of other investment companies in which the Funds invests which are borne indirectly by the Funds or extraordinary expenses.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:
Greg J. Stark, President

Accepted and Agreed:

RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer